Exhibit 23.0
Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statements outlined below pertaining to the BOK Financial Thrift Plan for Salaried Employees of our report dated May 12, 2003, with respect to the financial statements and schedule of the BOK Financial Thrift Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002:

o Registration Statement (Form S-8, No. 33-44121) pertaining to the Reoffer Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

o Registration Statement (Form S-8, No. 33-70102) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1993 Special Stock Option Plan.

o Registration Statement (Form S-8, No. 33-79834) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1994 Special Stock Option Plan.

o Registration Statement (Form S-8, No. 33-79836) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Directors' Stock Compensation Plan.

o Registration Statement (Form S-8, No. 333-32649) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1997 Special Stock Option Plan.

o Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2000 Special Stock Option Plan.

o Registration Statement (Form S-8, No. 333-62578) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2001 Special Stock Option Plan.

o Registration Statement (Form S-8, No. 333-100595) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Bank of Tanglewood 1996 Stock Option Plan.

o Registration Statement (Form S-8) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Executive Incentive Plan.

o Registration Statement (Form S-8) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Stock Option Plan.

/s/Ernst & Young, LLP
Tulsa, Oklahoma
June 25, 2003